EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13D to which this Agreement is an exhibit (and any further amendment filed by them) with respect to the shares of Common Stock, par value $0.001 per share, of Finisar Corporation.

This agreement may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated: April 15, 2005

VANTAGEPOINT VENTURE PARTNERS III (Q), L.P.
By:	VantagePoint Venture Associates III, L.L.C., Its General Partner

By:	/s/ James D. Marver
	Name:	James D. Marver
	Title:	Managing Member

VANTAGEPOINT VENTURE PARTNERS III, L.P.
By:	VantagePoint Venture Associates III, L.L.C., Its General Partner

By:	/s/ James D. Marver
	Name:	James D. Marver
	Title:	Managing Member

VANTAGEPOINT VENTURE PARTNERS IV (Q), L.P.
By:	VantagePoint Venture Associates IV, L.L.C., Its General Partner

By:	/s/ James D. Marver
	Name:	James D. Marver
	Title:	Managing Member

VANTAGEPOINT VENTURE PARTNERS IV, L.P.
By:	VantagePoint Venture Associates IV, L.L.C., Its General Partner

By:	/s/ James D. Marver
	Name:	James D. Marver
	Title:	Managing Member

VANTAGEPOINT VENTURE PARTNERS IV PRINCIPALS FUND, L.P.
By:	VantagePoint Venture Associates IV, L.L.C., Its General Partner

By:	/s/ James D. Marver
	Name:	James D. Marver
	Title:	Managing Member

VANTAGEPOINT VENTURE ASSOCIATES III, L.L.C.
By:	/s/ James D. Marver
	Name:	James D. Marver
	Title:	Managing Member

VANTAGEPOINT VENTURE ASSOCIATES IV, L.L.C.
By:	/s/ James D. Marver
	Name:	James D. Marver
	Title:	Managing Member

/s/ James D. Marver
James D. Marver

/s/ Alan E. Salzman
Alan E. Salzman